SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2003

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-22849	65-0420146

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1291 S.W. 29th Avenue, Pompano Beach, Florida 33068

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 917-6655

NOT APPLICABLE

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On March 19, 2003, Visual Data Corporation (the “Company”) was notified that it had received a letter from the Nasdaq Stock Market informing the Company that it is eligible to have its securities delisted from the Nasdaq SmallCap Market at the opening of business on March 28, 2003. The Company has appealed such determination. The hearing request will automatically stay the delisting pending the hearing and the Panel’s decision.

     On March 25, 2003, the Company filed a press release about this matter, a copy of which is filed as an exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated March 25, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Visual Data Corporation has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL DATA CORPORATION

By: /s/ Gail Babitt

Name: Gail Babitt Title: Chief Financial Officer
Dated: March 26, 2003

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